Exhibit 10.6

DIRECTOR’S AGREEMENT

This Director’s Agreement (this “Agreement”) is made and entered into as of the 17th day of December 2009, (the “Effective Date”), by and between Anthony Marchese (hereinafter referred to as “Director”) and Standard Silver Corporation (“Standard Silver”).

WITNESSETH:

WHEREAS, the Board of Directors (the “Board”) of Standard Silver wish to elect Director to serve on the Board of Standard Silver, and Director has agreed to serve at the pleasure of the Board and on the terms and conditions below;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Appointment as Director

Standard Silver shall appoint Director to the Board of Standard Silver, and, upon such appointment, Director agrees that Director will devote the amount of time, skill, and efforts during the term of this Agreement to the affairs of Standard Silver as may be reasonably requested and required of Director and in accordance with the duties and obligations imposed upon directors of corporations by applicable law.

2. Compensation

As compensation for serving as a member of the Board of Standard Silver, Standard Silver agrees upon the execution and delivery of this Agreement to grant to Director 300,000 shares of restricted common stock of Standard Silver.  Upon each anniversary of this Agreement, the board of directors will consider additional equity awards to be issued to Director.  Standard Silver will reimburse Director for all reasonable costs associated with attending meetings and otherwise fulfilling his services hereunder.

3. Confidential and Proprietary Information; Documents

3.1           Director recognizes and acknowledges that Director will have access to certain information of Standard Silver that is confidential and proprietary and constitutes valuable and unique property of Standard Silver. Director agrees that Director will not at any time, either during or subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, except in pursuance of Director’s duties on behalf of Standard Silver, its successors, assigns or nominees, or as required by the order of any tribunal having jurisdiction or by mandatory provisions of applicable law, any confidential information or know-how of Standard Silver without the prior written consent of the Board of Standard Silver. Director further agrees to maintain in confidence any confidential information of third parties received as a result of Director’s relationship with Standard Silver.

3.2           Director further agrees to deliver to Standard Silver promptly after his resignation, removal or failure to be nominated or elected as a member of the Board, all materials correspondence, memoranda, notes, records, plans, or other documents and all copies thereof (all of which are hereafter referred to as the “Documents”), made, composed or received by Director, solely or jointly with others, and which are in Director’s possession, custody, or control at such date and which are related in any manner to the past, present, or anticipated business of Standard Silver.

3.3           In the event of a breach or threatened breach of any of the provisions of Section 3, or any breach by Director of his fiduciary obligation to Standard Silver and its shareholders, Standard Silver shall be entitled to an injunction ordering the return of such Documents and any and all copies thereof and restraining Director from using or disclosing, for Director’s benefit or the benefit of others, in whole or in part, any confidential information.

4. Conflicts of Interest

4.1           In keeping with Director’s fiduciary duties to Standard Silver, Director agrees that Director shall not, directly or indirectly, become involved in any conflict of interest, or upon discovery thereof, allow such a conflict to continue.  Moreover, Director agrees that Director shall promptly disclose to the Board of Standard Silver any facts which might involve any reasonable possibility of a conflict of interest as Standard Silver is currently and in the future configured and practicing business. Director shall maintain the highest standards of conduct, and shall not do anything likely to injure the reputation or goodwill of Standard Silver, or embarrass or otherwise generate adverse publicity for or bring unwanted attention to Standard Silver.

4.2           It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect Standard Silver or any of its subsidiaries or affiliates, involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of Director would or might arise, and which should be reported immediately by Director to an officer of Standard Silver, include, without limitation, the following: (a) ownership of a material interest in, acting in any capacity for, or accepting directly or indirectly any payments, services or loans from a supplier, contractor, subcontractor, customer or other entity with which Standard Silver does business; (b) misuse of information or facilities to which Director has access in a manner which will be detrimental to Standard Silver’ interest; (c) disclosure or other misuse of information of any kind obtained through the Director’s connection with Standard Silver; (d) acquiring or trading in, directly or indirectly, other properties or interests adjacent to the properties and by Standard Silver; (e) the appropriation to the Director or the diversion to others, directly or indirectly, of any opportunity in which it is known or could reasonably be anticipated that Standard Silver would be interested unless Standard Silver is precluded from or chooses not to pursue such opportunity; and (f) the ownership, directly or indirectly, of a material interest in an enterprise in direct competition with Standard Silver or acting as a director, officer, partner, consultant, Director or agent of any enterprise which is in direct competition with Standard Silver.

5. Remedies

Director and Standard Silver agree that, because damages at law for any breach or nonperformance of this Agreement by Director, while recoverable, are and will be inadequate, this Agreement may be enforced in equity by specific performance, injunction, accounting or otherwise.

6. Miscellaneous

6.1           This Agreement is made and entered into as of the Effective Date and the rights and obligations of the parties hereto shall be binding upon the heirs and legal representatives of the Director and the successors and assigns of Standard Silver.  This Agreement may be assigned by Standard Silver (including assignment by operation of law to any successor to the business of Standard Silver by merger, consolidation or other business combination) without the consent of Director but is personal to the Director and no rights, duties, and obligations of Director hereunder may be assigned without the consent of Standard Silver or its assigns, which may be granted or withheld in its sole discretion.

6.2           No waiver or non-action with respect to any breach by the other party of any provision of this Agreement, nor the waiver or non-action with respect to any breach of the provisions of similar agreements with other Directors shall be construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.

6.3            Should any portions hereof be held to be invalid or wholly or partially unenforceable, such holding shall not invalidate or void the remainder of this Agreement.  The portions held to be invalid or unenforceable shall be revised and reduced in scope so as to be valid and enforceable, or, if such is not possible, then such portions shall be deemed to  have been wholly excluded with the same force and effect as it if had never been included herein.

6.4           Director’s obligations with regards Section 3 of this Agreement to Standard Silver shall survive Director’s resignation, removal or failure to be nominated or elected as a member of the Board of Standard Silver.

6.5           This Agreement supersedes, replaces and merges any and all prior and contemporaneous understandings, representations, agreements and discussions relating to the same or similar subject matter as that of this Agreement between Director and Standard Silver and constitutes the sole and entire agreement between the Director and Standard Silver with respect to the subject matter of this Agreement.

6.6           The laws of the State of Texas, excluding any conflicts of law rule or principle that might otherwise refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof, and Standard Silver and Director agree that the state and federal courts in Harris county, Texas, shall have personal jurisdiction and venue over Standard Silver and Director to hear all disputes arising under this Agreement.  This Agreement is to be at least partially performed in Harris County, Texas.

6.7           All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have given when mailed by registered mail or certified mail, return receipt requested, as follows:

If to Standard Silver, to:

Mr. George W. McDonald
Standard Silver Corp.
1408 Roseland Blvd.
Tyler, TX  75701

If to Director, to:

Mr. Anthony Marchese
500 Fifth Ave., Suite 2240
New York, NY  10110

or to such other addresses as either party may designate by notice to the other party hereto in the manner specified in this section.

6.8           This Agreement may not be changed or terminated orally, and no change, termination or waiver of this Agreement or of any of the provisions herein contained shall be binding unless made in writing and signed by both parties, and in the case of Standard Silver, by an authorized officer of Standard Silver.  Any change or changes, from time to time, in Director’s compensation shall not be deemed to be, a change, termination or waiver of this Agreement or of any of the provisions herein contained.

IN WITNESS WHEREOF, the undersigned have hereby caused this Agreement to be effective as of the date first written above.

Standard Silver Corp.

By:_________________________________	________________________________
Printed Name: ____________________	Anthony Marchese
Office: __________________________